U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE  SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 24, 2004

COMMISSION FILE NUMBER: 333-87968

KNIGHT FULLER, INC.

_________________________________________

(Exact name of registrant as specified in its charter)

                  Delaware

   45-0476087

___________________________

______________

 (State or jurisdiction of incorporation

 (I.R.S. Employer I.D. No.)

 or organization

8260 E. Raintree Drive, Main Lobby

Scottsdale, AZ

85260

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-------------------------------

(Address of principal executive offices)

        (Zip Code)

Registrant's telephone number: 480-951-1148

510 State Street, Santa Barbara, CA  93101

________________________________________________

(Former name or former address, if changed since last report)

Section 4-Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant’s Certifying Accountant

On September 24, 2004, in conjunction with the change of management, the Registrant replaced its current independent accountant, Imowitz Koenig & Co., LLP, with a new independent accountant, Cordovano and Honeck, P.C., 201 Steele Street, Suite 300, Denver, Colorado 80206; (303) 329-0200.  The former independent accountant’s report on the financial statements for the Registrant over the past two years has not contained an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles, except for the fact that the accountant, in its report for the past two fiscal years has included an opinion that, due to the fact that the Registrant may not have sufficient resources and capital to manage a business, combined with the fact that uncertain conditions existed regarding the collectibility of the Registrant’s related party note receivable, there is substantial doubt about the Registrant’s ability to continue as a going concern.

During the two most recent fiscal years and the interim period preceding the change in accountants, there have been no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the former accountant, would have caused it to make reference to the subject matter of the disagreements in connection with the reports.

On September 24, 2004, the Registrant received a letter from its former independent accountant, stating agreement with the statements made by the Registrant with regard to the replacement of accountants.  This letter is filed as an exhibit to this report.

Item 9-Financial Statements and Exhibits

c) Exhibits

Exhibit 16.  Letter on Change of Certifying Accountant

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 24, 2004

Knight Fuller, Inc.

     /s/ Bruce A. Brown

______________________________

By: Bruce A. Brown, Chief Executive Officer

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